Exhibit 99.1

Monster Worldwide Reports Third Quarter and Nine Months 2007 Results

Total Revenue Increases 18% to $337 Million with Careers International Revenue Growth of 57%

Diluted Earnings Per Share from Continuing Operations at $0.25, Including $0.10 Per Share of Pro Forma Adjustments

GAAP Operating Margin Expands to 15% from 13% in the Second Quarter; Non-GAAP Operating Margin Improves to 21% Compared to 19% in the Second Quarter

Cash Generated from Operating Activities of $73 Million

Stock Buyback Authorization Increased by $100 Million to $350 Million

 New York, October 24, 2007— Monster Worldwide, Inc. (NASDAQ:MNST) today reported financial results for the third quarter and nine months ended September 30, 2007.

Third Quarter Results

Total revenue grew 18% to $337 million in the third quarter of 2007 from $286 million in the comparable quarter of 2006.  Foreign exchange rate benefits contributed approximately 3% to the year over year revenue growth.

Monster Careers revenue increased 22% to $297 million, compared with $244 million in last year’s third quarter, led by International revenue growth of 57% to $122 million. Included in International revenue is a $7 million benefit from the effect of foreign exchange rates. North American Careers revenue increased 5% to $175 million in the third quarter of 2007, while Internet Advertising & Fees revenue was $40 million compared with $42 million in last year’s comparable quarter.

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Monster Worldwide’s deferred revenue balance at September 30, 2007 grew 25% to $435 million over last year’s third quarter balance of $347 million.

Income from continuing operations was $33 million, or $0.25 per diluted share, in the third quarter of 2007, compared to $40 million or $0.31 per diluted share in the 2006 period. Included in income from continuing operations for the three months ended September 30, 2007 is a $0.07 per diluted share impact from costs associated with the ongoing stock option investigation and the Company’s restructuring plan. Pro forma adjustments also include $0.03 per diluted share of costs associated with measures taken by the Company in response to the security breach of the Company’s resume database in August. These pro forma adjustments are described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the nearest GAAP measure in the accompanying tables.

At September 30, 2007, the Company’s net cash position was $627 million compared with $719 million at June 30, 2007. During the quarter, the Company utilized the remaining $55 million under its November 2005 buyback program and spent $100 million of the September 2007 authorization, repurchasing a total of 4.5 million shares on the open market. Cash generated from operating activities was $73 million compared to $79 million in the third quarter of 2006. Capital expenditures totaled $11 million in the third quarter of 2007.

The Company also announced that its Board of Directors has increased the Company’s current stock repurchase authorization to $350 million from $250 million. Giving effect to the increased authorization and repurchases to date, the Company currently has $250 million remaining under the program.

Sal Iannuzzi, Chairman and Chief Executive Officer of Monster Worldwide, said, “We believe our third quarter results demonstrated the strength of the Monster brand in a difficult domestic market environment. Our ongoing strategy to expand our franchise on a global basis contributed to the significant revenue growth and strong margin expansion we experienced in our International segment. Our ability to provide quality job

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candidates to our employer customers on a global basis provides a competitive advantage in the marketplace and enhances Monster’s position as the global online recruitment leader.”

Mr. Iannuzzi added, “Our team is in the process of ramping up investments in product development and innovation, enhanced technology and more aggressive marketing which we believe will improve the customer experience and deliver solid revenue growth and operating margin expansion over time. We are in the early stages of the recently announced restructuring plan and are pleased to report we are on pace with the cost elimination and efficiency initiatives we have outlined. During the third quarter the consolidated non-GAAP operating margin expanded to 21% from 19% in the second quarter. We believe our strong balance sheet will support the Company’s growth opportunities as we work toward building long term sustainable value for our customers, shareholders and dedicated associates across the globe.”

Nine Months Results

Monster Worldwide reported total revenue of $997 million for the nine months ended September 30, 2007 compared to $818 million in the comparable period last year, a 22% increase, or 19% before the benefit of foreign exchange rates. Monster Careers revenue grew 24% to $879 million compared with $706 million in the 2006 period.  Internet Advertising & Fees reported revenue of $119 million, an increase of 6% over the prior year period.  The Company reported income from continuing operations of $102 million, or $0.77 per diluted share, compared to $113 million or $0.86 per diluted share in the prior year period.

Business Outlook

The Company’s business outlook reflects the anticipated savings and investments of the restructuring plan noted above, as well as other initiatives to improve long-term revenue growth and profitability. Specific assumptions are as follows:

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$ ’s in millions, except EPS figures	Full Year 2007
Total Revenue	$1,345-$1,365
Non-GAAP Operating Expenses	$1,070-$1,090
Effective Income Tax Rate	35.5%
Losses in Equity Interest	$(11)-$(9)

Non-GAAP operating expenses exclude ongoing costs associated with the stock option investigations, related litigation and potential fines or settlements; previously disclosed severance costs of $15.8 million for former executive officers; costs related to measures taken by the Company in response to the security breach; and restructuring and other special charges. See below for Notes Regarding the Use of Non-GAAP Financial Measures.

Supplemental Financial Information

The Company has made available certain supplemental financial information, in a separate document that can be accessed directly at http://www.monsterworldwide.com/Q307.pdf or through the Company’s Investor Relations website at http://ir.monsterworldwide.com.

Conference Call Information

Third quarter 2007 results will be discussed on Monster Worldwide’s quarterly conference call taking place on October 24, 2007 at 5:00 PM EST. To join the conference call, please dial (888) 551-5973 at 4:50 PM EDT and reference conference ID# 19394110. For those outside the United States, please dial (706) 643-3467 and reference the same conference ID#. The call will begin promptly at 5:00 PM EST. Individuals can also access Monster Worldwide’s quarterly conference call online through the Investor Relations section of the Company’s website at www.monsterworldwide.com. For a replay of the call, please dial (800) 642-1687 or outside the United States dial (706) 645-9291 and reference ID #19394110. This number is valid until midnight on November 1, 2007.

Contacts

Investors: Robert Jones, (212) 351-7032, bob.jones@monsterworldwide.com

Media: Kathryn Burns, (212) 351-7063, kathryn.burns@monsterworldwide.com

About Monster Worldwide

Monster Worldwide, Inc. (NASDAQ: MNST), parent company of Monster®, the premier global online employment solution for more than a decade, strives to bring people together to advance their lives. With a local presence in key markets in North America, Europe, and Asia, Monster works for everyone by connecting employers with quality job seekers at all levels and by providing personalized career advice to consumers globally.

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Through online media sites and services, Monster delivers vast, highly targeted audiences to advertisers. Monster Worldwide is a member of the S&P 500 Index and the NASDAQ 100. To learn more about Monster’s industry-leading products and services, visit www.monster.com.  More information about Monster Worldwide is available at www.monsterworldwide.com.

Notes Regarding the Use of Non-GAAP Financial Measures

Monster Worldwide, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

Non-GAAP operating expenses, operating income, operating margin, income from continuing operations and diluted earnings per share all exclude certain pro forma adjustments including: ongoing costs associated with the stock option investigations, related litigation and potential fines or settlements; severance costs for former executive officers incurred in the second quarter of 2007; costs related to the measures taken by the Company in response to the security breach; and the strategic restructuring actions initiated in the third quarter of 2007. The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Operating income before depreciation and amortization (“OIBDA”) is defined as income from operations before depreciation, amortization of intangible assets and amortization of stock based compensation. The Company considers OIBDA to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets and amortization of stock based compensation from period to period, which the Company believes is useful to management and investors in evaluating its operating performance. OIBDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

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Net cash is defined as cash and cash equivalents plus marketable securities, less total debt.  The Company considers net cash to be an important measure of liquidity and an indicator of its ability to meet its ongoing obligations.  The Company also uses net cash, among other measures, in evaluating its choices for capital deployment.  Net cash presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.

The operating expenses included in the Company’s outlook ranges are non-GAAP financial measures within the meaning of Regulation G as promulgated by the Securities and Exchange Commission because, among other things, they do not include legal costs and expenses that the Company will incur as a result of its historical stock option granting practices. Because the Company cannot reasonably estimate or predict these costs and expenses, the Company cannot calculate the most directly comparable GAAP measure of operating expenses that would include such legal costs and expenses. Therefore, the Company cannot reconcile the non-GAAP measure to the most directly comparable GAAP measure. While the amount of the legal costs and expenses associated with the Company’s historical stock option granting practices is likely to be material, the Company believes that such costs and expenses are of limited significance to an evaluation of the Company’s business fundamentals, since such costs and expenses bear little relation to the Company’s core business or operating prospects. Additionally, non-GAAP operating expenses exclude severance costs for former executive officers, costs associated with the measures taken by the Company in response to the security breach and anticipated restructuring charges. While the aggregate restructuring charge can be estimated, the Company cannot determine the precise amount of the charge to be taken each period. As a result, the Company is unable to reconcile the projected non-GAAP operating expenses to a projection calculated in accordance with GAAP.

Special Note:  Except for historical information contained herein, the statements made in this release, including the business outlook, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, ongoing costs associated with the stock option investigations and lawsuits, costs associated with the restructuring and security breach, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

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MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Revenue	$337,144	$285,855	$997,321	$818,060

Salaries and related	128,250	106,838	396,750	297,253
Office and general	71,379	51,113	206,372	141,685
Marketing and promotion	76,348	68,077	232,462	207,088
Restructuring and other special charges	11,155	—	11,155	—
Total operating expenses	287,132	226,028	846,739	646,026

Operating income	50,012	59,827	150,582	172,034

Interest and other, net	6,288	5,012	18,504	12,082

Income from continuing operations before income taxes and equity interests	56,300	64,839	169,086	184,116

Income taxes	19,998	22,692	59,756	65,180
Losses in equity interests, net	(3,074)	(2,054)	(7,460)	(5,579)

Income from continuing operations	33,228	40,093	101,870	113,357

Income (loss) from discontinued operations, net of tax	73	(123,910)	(471)	(115,295)

Net income (loss)	$33,301	$(83,817)	$101,399	$(1,938)

Basic earnings per share:

Earnings per share from continuing operations	$0.26	$0.31	$0.78	$0.89
Income (loss) per share from discontinued operations, net of tax	—	(0.96)	—	(0.90)
Basic earnings (loss) per share*	$0.26	$(0.65)	$0.78	$(0.02)

Diluted earnings per share:

Earnings per share from continuing operations	$0.25	$0.31	$0.77	$0.86
Income (loss) per share from discontinued operations, net of tax	—	(0.95)	—	(0.88)
Diluted earnings (loss) per share*	$0.25	$(0.64)	$0.77	$(0.01)

*Basic and diluted earning (loss) per share may not add in certain periods due to rounding.

Weighted average shares outstanding:

Basic	129,499	128,484	129,893	127,938

Diluted	130,757	130,827	132,044	131,224

Operating income before depreciation and amortization:

Operating income	$50,012	$59,827	$150,582	$172,034
Depreciation and amortization of intangibles	12,625	9,088	34,149	30,015
Amortization of stock based compensation	2,975	2,943	24,453	8,395

Operating income before depreciation and amortization	$65,612	$71,858	$209,184	$210,444

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Cash flows provided by operating activities:
Net income (loss)	$33,301	$(83,817)	$101,399	$(1,938)
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations, net of tax	(73)	123,910	471	115,295
Depreciation and amortization of intangibles	12,625	9,088	34,149	30,015
Provision for doubtful accounts	3,340	1,841	8,453	6,505
Non-cash compensation	2,974	2,943	24,452	8,395
Common stock issued for matching contribution to 401(k) plan	—	—	—	1,854
Deferred income taxes	2,808	(815)	(2,697)	8,514
Gain on disposal of assets	(2)	—	(574)	—
Loss in equity interests and other, net	3,074	2,056	7,460	5,575
Changes in assets and liabilities, net of business combinations:
Accounts receivable	13,699	(24,072)	34,065	(48,522)
Prepaid and other	(8,007)	(14,542)	(12,211)	(24,282)
Deferred revenue	(17,515)	(2,328)	(9,464)	19,116
Accounts payable, accrued liabilities and other	26,537	48,418	24,750	81,273
Net cash provided by (used for) operating activities of discontinued operations	74	16,168	(5,258)	21,836
Total adjustments	39,534	162,667	103,596	225,574
Net cash provided by operating activities	72,835	78,850	204,995	223,636

Cash flows used for investing activities:
Capital expenditures	(10,601)	(12,825)	(47,815)	(38,368)
Purchase of marketable securities	(327,250)	(404,703)	(1,009,836)	(1,348,466)
Sales and maturities of marketable securities	446,418	321,390	1,035,983	965,928
Payments for acquisitions and intangible assets, net of cash acquired	(133)	(631)	(1,939)	(18,913)
Investment in unconsolidated affiliate	—	—	—	(19,936)
Net proceeds from sale of business	—	36,205		69,155
Cash funded to equity investee	(5,900)	(2,400)	(10,000)	(7,200)
Net cash used for investing activities of discontinued operations	—	(455)	—	(2,924)
Net cash provided by (used for) investing activities	102,534	(63,419)	(33,607)	(400,724)

Cash flows provided by financing activities:
Payments on capital lease obligations	(58)	(130)	(58)	(493)
Payments on acquisition debt	—	—	(21,862)	(29,685)
Proceeds from exercise of employee stock options	651	60	54,052	91,225
Excess tax benefits from equity compensation plans	1,611	16	13,954	17,340
Repurchase of common stock	(154,692)	—	(164,734)	(14,416)
Structured stock repurchase	—	—	—	(22,758)
Net cash (used in) provided by financing activities	(152,488)	(54)	(118,648)	41,213

Effects of exchange rates on cash	3,795	352	5,795	2,066

Net increase (decrease) in cash and cash equivalents	26,676	15,729	58,535	(133,809)
Cash and cash equivalents, beginning of period	90,539	47,059	58,680	196,597
Cash and cash equivalents, end of period	117,215	62,788	117,215	62,788

Free cash flow:

Net cash provided by operating activities	$72,835	$78,850	$204,995	$223,636
Less: Capital expenditures	(10,601)	(12,825)	(47,815)	(38,368)
Free cash flow	$62,234	$66,025	$157,180	$185,268

MONSTER WORLDWIDE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

Assets:	September 30, 2007	December 31, 2006

Cash and cash equivalents	$117,215	$58,680
Available-for-sale securities	511,746	537,893
Accounts receivable, net	401,994	444,747
Property and equipment, net	121,795	102,402
Goodwill and intangibles, net	662,709	640,736
Other assets	206,171	185,345
Total assets	$2,021,630	$1,969,803

Liabilities and Stockholders’ equity:

Accounts payable, accrued expenses and other	$298,023	$358,850
Deferred revenue	434,682	444,145
Long-term income taxes payable	94,418	—
Other liabilities	29,799	33,459
Debt	1,945	23,664
Total liabilities	858,867	860,118

Stockholders’ equity	1,162,763	1,109,685

Total liabilities and stockholders’ equity	$2,021,630	$1,969,803

MONSTER WORLDWIDE, INC.

UNAUDITED OPERATING SEGMENT INFORMATION

(in thousands)

	MONSTER
Three Months Ended September 30, 2007	Careers - North America	Careers - International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$175,309	$121,687	$40,148	$337,144		$337,144
Operating income	51,455	7,344	2,502	61,301	$(11,289)	50,012
OIBDA	57,522	12,896	5,111	75,529	(9,917)	65,612

Operating margin	29.4%	6.0%	6.2%	18.2%		14.8%
OIBDA margin	32.8%	10.6%	12.7%	22.4%		19.5%

	MONSTER
Three Months Ended September 30, 2006	Careers - North America	Careers -International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$166,910	$77,382	$41,563	$285,855		$285,855
Operating income	57,193	4,997	11,843	74,033	$(14,206)	59,827
OIBDA	62,114	8,248	13,504	83,866	(12,008)	71,858

Operating margin	34.3%	6.5%	28.5%	25.9%		20.9%
OIBDA margin	37.2%	10.7%	32.5%	29.3%		25.1%

	MONSTER
Nine Months Ended September 30, 2007	Careers - North America	Careers - International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$533,807	$344,738	$118,776	$997,321		$997,321
Operating income	171,912	27,360	12,017	211,289	$(60,707)	150,582
OIBDA	189,517	42,852	19,300	251,669	(42,485)	209,184

Operating margin	32.2%	7.9%	10.1%	21.2%		15.1%
OIBDA margin	35.5%	12.4%	16.2%	25.2%		21.0%

	MONSTER
Nine Months Ended September 30, 2006	Careers - North America	Careers - International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$489,724	$216,347	$111,989	$818,060		$818,060
Operating income	167,349	7,765	33,892	209,006	$(36,972)	172,034
OIBDA	182,103	20,036	39,347	241,486	(31,042)	210,444

Operating margin	34.2%	3.6%	30.3%	25.5%		21.0%
OIBDA margin	37.2%	9.3%	35.1%	29.5%		25.7%

MONSTER WORLDWIDE, INC.

UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS

(in thousands, except per share amounts)

	For the Three Months Ended September 30, 2007				For the Three Months Ended September 30, 2006
	As Reported	ProForma Adjustments		Non-GAAP	As Reported	ProForma Adjustments		Non-GAAP

Revenue	$337,144	—		$337,144	$285,855	—		$285,855

Salaries and related	128,250	365	a	128,615	106,838	—		106,838
Office and general	71,379	(8,590	) a	62,789	51,113	(4,088	) a	47,025
Marketing and promotion	76,348	—		76,348	68,077	—		68,077
Restructuring and other special charges	11,155	(11,155	) b	—	—	—		—
Total operating expenses	287,132	(19,380)		267,752	226,028	(4,088)		221,940
Operating income	50,012	19,380		69,392	59,827	4,088		63,915
Operating margin	14.8%			20.6%	20.9%			22.4%

Interest and other, net	6,288	—		6,288	5,012	—		5,012

Income from continuing operations before income taxes and equity interests	56,300	19,380		75,680	64,839	4,088		68,927

Income taxes	19,998	6,884	c	26,882	22,692	1,431	c	24,123
Losses in equity interests, net	(3,074)	—		(3,074)	(2,054)			(2,054)
Income from continuing operations	$33,228	$12,496		$45,724	$40,093	$2,657		$42,750

Diluted Earnings per share from continuing operations	$0.25	$0.10		$0.35	$0.31	$0.02		$0.33

Weighted average shares outstanding:
Diluted	130,757	130,757		130,757	130,827	130,827		130,827

	For the Nine Months Ended September 30, 2007				For the Nine Months Ended September 30, 2006
	As Reported	ProForma Adjustments		Non-GAAP	As Reported	ProForma Adjustments		Non-GAAP

Revenue	$997,321	—		$997,321	$818,060	—		$818,060

Salaries and related	396,750	(15,777	) a	380,973	297,253	—		297,253
Office and general	206,372	(23,417	) a	182,955	141,685	(4,713	) a	136,972
Marketing and promotion	232,462	—		232,462	207,088	—		207,088
Restructuring and other special charges	11,155	(11,155	) b	—	—	—		—
Total operating expenses	846,739	(50,349)		796,390	646,026	(4,713)		641,313
Operating income	150,582	50,349		200,931	172,034	4,713		176,747
Operating margin	15.1%			20.1%	21.0%			21.6%

Interest and other, net	18,504	—		18,504	12,082	—		12,082

Income from continuing operations before income taxes and equity interests	169,086	50,349		219,435	184,116	4,713		188,829

Income taxes	59,756	17,794	c	77,550	65,180	1,668	c	66,848
Losses in equity interests, net	(7,460)	—		(7,460)	(5,579)	—		(5,579)
Income from continuing operations	$101,870	$32,555		$134,425	$113,357	$3,045		$116,402

Diluted Earnings per share from continuing operations	$0.77	$0.25		$1.02	$0.86	$0.02		$0.89

Weighted average shares outstanding:
Diluted	132,044	132,044		132,044	131,224	131,224		131,224

Note Regarding ProForma Adjustments:

ProForma adjustments consist of the following:

a                  Costs associated with the ongoing investigation into the Company’s historical stock option granting practices ($2,571 and $17,729 for the three and nine month periods ended September 30, 2007), severance charges associated with the termination of certain executives in the second quarter of 2007 ($15,811) and costs associated with the remediation of a security breach related to the Company's resume database in August 2007 ($5,654).

b                 Restructuring related charges pertain to the strategic restructuring actions that the Company announced on July 30, 2007.  These charges include costs related to the reduction in the Company’s workforce, fixed asset write-offs, costs relating to the consolidation of certain office facilities, contract termination costs, relocation costs and professional fees.

c      Income tax adjustment is calculated using the effective tax rate of the period multiplied by the ProForma adjustment to income from continuing operations before income taxes and equity interest.

MONSTER WORLDWIDE, INC.

UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION

(in thousands)

	MONSTER
Three Months Ended September 30, 2007	Careers - North America	Careers - International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$175,309	$121,687	$40,148	$337,144		$337,144
Operating income - GAAP	$51,455	$7,344	$2,502	$61,301	$(11,289)	$50,012
Proforma Adjustments	7,975	6,245	1,917	16,137	3,243	19,380
Operating income - Non GAAP	$59,430	$13,589	$4,419	$77,438	$(8,046)	$69,392

Operating margin - GAAP	29.4%	6.0%	6.2%	18.2%		14.8%
Operating margin - Non GAAP	33.9%	11.2%	11.0%	23.0%		20.6%

	MONSTER
Three Months Ended September 30, 2006	Careers - North America	Careers - International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$166,910	$77,382	$41,563	$285,855		$285,855
Operating income - GAAP	$57,193	$4,997	$11,843	$74,033	$(14,206)	$59,827
Proforma Adjustments	—	—	—	—	4,088	4,088
Operating income - Non GAAP	$57,193	$4,997	$11,843	$74,033	$(10,118)	$63,915

Operating margin - GAAP	34.3%	6.5%	28.5%	25.9%		20.9%
Operating margin - Non GAAP	34.3%	6.5%	28.5%	25.9%		22.4%

	MONSTER
Nine Months Ended September 30, 2007	Careers - North America	Careers - International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$533,807	$344,738	$118,776	$997,321		$997,321
Operating income - GAAP	$171,912	$27,360	$12,017	$211,289	$(60,707)	$150,582
Proforma Adjustments	8,425	6,245	1,917	16,587	33,762	50,349
Operating income - Non GAAP	$180,337	$33,605	$13,934	$227,876	$(26,945)	$200,931

Operating margin - GAAP	32.2%	7.9%	10.1%	21.2%		15.1%
Operating margin - Non GAAP	33.8%	9.7%	11.7%	22.8%		20.1%

	MONSTER
Nine Months Ended September 30, 2006	Careers - North America	Careers - International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$489,724	$216,347	$111,989	$818,060		$818,060
Operating income - GAAP	$167,349	$7,765	$33,892	$209,006	$(36,972)	$172,034
Proforma Adjustments	—	—	—	—	4,713	4,713
Operating income - Non GAAP	$167,349	$7,765	$33,892	$209,006	$(32,259)	$176,747

Operating margin - GAAP	34.2%	3.6%	30.3%	25.5%		21.0%
Operating margin - Non GAAP	34.2%	3.6%	30.3%	25.5%		21.6%